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                                                     EXHIBIT 4.3














          PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT



                 Dated as of September 29, 1997

                         by and between

                        EEX Capital Inc.

                               and

                       UBS Securities LLC













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     This  Registration  Rights Agreement (this  "Agreement")  is made and entered into as of September 29, 1997, by and between EEX Capital Inc., a Delaware corporation (the "Company"), and UBS Securities LLC, as Placement Agent for the Holders (as defined below) of the Company's Class A Cumulative Perpetual Increasing Dividend Preferred Stock (the "Preferred Stock"), issued pursuant to the Subscription Agreement (as defined below).

                            RECITALS:

     This Agreement is made pursuant to the Subscription Agreement, dated September 29, 1997 (the "Subscription Agreement"), by and among Enserch Exploration, Inc. a Texas corporation ("EEX"), the Company, MIStS Issuer L.L.C., a Delaware limited liability company, and UBS. In order to induce UBS to purchase the Preferred Stock, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of UBS as set forth in the Subscription Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Subscription Agreement.

                           AGREEMENT:

     The parties hereby agree as follows:

SECTION 1.    DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act:  The Securities Act of 1933, as amended.

     Affiliate:   As  defined in Rule 144 promulgated  under  the
Act.

     Certificate of Designations. The Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof relating to the Preferred Stock.

     Closing Date:  The date hereof.

     Commission:  The Securities and Exchange Commission.

     Effectiveness Deadline:  As defined in Section 3(a).

     Exchange  Act:   The Securities Exchange  Act  of  1934,  as
amended.

     Exempt Resales: The transactions in which UBS propose to sell the Preferred Stock to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, to certain "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3), (5) and (7) of Regulation D under the Act and pursuant to Regulation S under the Act.

     Holders:  As defined in Section 2.

     Indemnified Holder:  As defined in Section 7(a).

     Indemnified Party:  As defined in Section 7(c).

     Indemnified Person:  As defined in Section 7(c).

     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Recommencement Date: As defined in Section 5(c).

     Registration Default:  As defined in Section 4.

     Registration Statement: Any registration statement of the Company relating to the registration for resale of Transfer
Restricted Securities pursuant to the Shelf Registration Statement (i) that is filed pursuant to the provisions of this Agreement and (ii) including the preliminary prospectus or the Prospectus, as the case may be, included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Regulation S: Regulation S promulgated under the Act.

     Rule 144: Rule 144 promulgated under the Act.

     Shelf Registration Statement:  As defined in Section 3.

     Suspension Notice:  As defined in Section 5(c).

     Transfer Restricted Securities: Each share of Preferred Stock, until the earliest to occur of (a) the date on which such share of Preferred Stock has been disposed of pursuant to a Shelf Registration Statement or (b) the date on which such share of Preferred Stock is distributed in accordance with to Rule 144.

SECTION 2.    HOLDERS

     A  Person  is  deemed to be a holder of Transfer  Restricted
Securities (each, a "Holder") whenever such Person owns  Transfer
Restricted Securities.

SECTION 3.    SHELF REGISTRATION

     (a)  Shelf Registration.  The Company shall:

          (i) cause to be filed, on or prior to September 30, 1998 a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement"), relating to all then outstanding Transfer Restricted Securities, and

          (ii) shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to September 30, 1998 (the "Effectiveness Deadline").

     The Company shall use its reasonable best efforts to keep the Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 5(b)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act, or such shorter period as will terminate when all of the then outstanding Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto.

        (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 days after receipt of a request therefor, the information required by Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 4 unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.    LIQUIDATED DAMAGES

     If (i) the Registration Statement required by this Agreement is not filed with the Commission on or prior to the Effectiveness Deadline, (ii) such Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline (except where such delay is caused by a Holder of Transfer Restricted Securities) or (iii) the Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded timely by a post-effective amendment to such Registration Statement that cures such failure and that is timely declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to 50 basis points per annum on the Liquidation Preference of Transfer Restricted Securities held by such Holder for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional 50 basis points per annum on the Liquidation Preference of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of 200 basis points per annum on the Liquidation Preference of Transfer Restricted Securities; provided, however, the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Shelf Registration Statement, in the case of
(ii) above or (3) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable in the case of (iii) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii) or
(iii), as applicable, shall cease.

     All accrued but unpaid liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of dividends in the Certificate of Designations, on the next regular Dividend Payment Date (as defined in Section 2(a) of the Certificate of Designations). All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any then outstanding Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect thereto have been satisfied in full.

SECTION 5.    REGISTRATION PROCEDURES

     (a) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 5(b) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to
Section 3(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

     (b)  General   Provisions.    In   connection   with   any
Registration Statement and any related Prospectus required by this Agreement, the Company shall:

          (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

          (ii)  prepare  and  file  with  the  Commission   such
     amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period set forth in Section 3; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the period in accordance with the intended method or methods of distribution by the selling Holder named in such Registration Statement or supplement to the Prospectus;

          (iii) advise the selling Holders promptly and, if requested by such Persons, confirm such advice in writing,
    (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event known to the Company that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the
     Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) subject to Section 5(b)(i), if any fact or event contemplated by Section 5(b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) furnish to UBS and each selling Holder named in any Registration Statement or Prospectus in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted
     Securities covered by such Registration Statement in connection with such sale, if any, shall reasonably object within three Business Days; a selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

          (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters;

          (vii) make available at reasonable times for inspection by the selling Holders participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, no such information shall be required to be made available, unless such Selling Holders enter into customary confidentiality agreements;

         (viii) if requested by any selling Holders in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders may reasonably request to have included therein, including without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; provided, however, if the Company reasonably objects to the inclusion of such information, it shall be excluded; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix) furnish to each selling Holder in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi) upon the request of any selling Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted
     Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities in connection with any sale or resale pursuant to any Registration Statement and in such connection, the Company shall:

          (A) upon request of any selling Holder, furnish (or in the case of paragraphs (2) and (3), use its reasonable best efforts to cause to be furnished) to each selling Holder, upon the effectiveness of the Shelf Registration
       Statement:

               (1) a certificate, dated such date, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, such matters as the selling Holders may reasonably request;

               (2) an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company covering customary matters subject to customary qualifications and exceptions; and

               (3) a customary comfort letter, subject to and in accordance with applicable Statements on Auditing Standards and related pronouncements dated the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

          (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with clause (A) above and with any customary conditions contained in the any agreement entered into by the Company pursuant to this clause (xi);

          (xii) prior   to  any  public  offering  of   Transfer
     Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Registration Statement; provided, however, that neither the Company shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

        (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

          (xiv) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

          (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (xvi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

          (xvii) make appropriate officers of the Company reasonably available to the selling Holders for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities; and

        (xviii) provide promptly to each Holder upon request each
     document   filed  with  the  Commission  pursuant   to   the
     requirements of Section 13 or Section 15(d) of the  Exchange
     Act.

     (c)  Restrictions  on  Holders.   Each  Holder  agrees  by
acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 5(b)(i) or any notice from the Company of the existence of any fact of the kind described in
Section 5(b)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will immediately discontinue distribution of Transfer Restricted Securities pursuant to the Registration Statement until (i) such Holder's has received copies of the supplemented or amended Prospectus contemplated by Section 5(b)(iv), or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) promptly destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company all copies, other than permanent file copies, then in such
Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 6.    REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Preferred Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its internal expenses, including the expenses of any annual audit and the fees and expenses of any special experts, retained by the Company.

     (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins, unless another firm shall be chosen by the Holders of a majority in Liquidation Preference of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 7.   INDEMNIFICATION

     (a) The Company agrees, to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or
(iii) may hereinafter be referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or Prospectus (or any amendment or supplement thereto) provided by the Company to any holder or any prospective purchaser of Preferred Stock, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the
Company by such Indemnified Holder expressly for use in any Registration Statement. In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Indemnified Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to
Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party,
(ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent that the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company, on the one hand,  and  of  the  Indemnified Holder, on the  other  hand,  in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(c) are several in proportion to the respective Liquidated Preference amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 8.   RULE 144A

     The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 9.  "PIGGY-BACK" RIGHTS

     9.1  Registration Rights.

     (a) Piggyback Rights. If at any time during the period commencing on September 30, 1998 until eligible for resale pursuant to 144(k), but not to exceed two years, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Commission, the Company shall give all the then holders of any Shares of Preferred Stock (the "Eligible Holders") at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts payable in respect of the Shares of Preferred Stock sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Shares of Preferred Stock of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Shares of Preferred Stock through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Shares of Preferred Stock requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the
Company for its own account, then the Company shall not be required to include such Shares of Preferred Stock in such registration, provided that any such reduction shall be on a pro rata basis among all selling shareholders; provided, however, (i) that in the event that the Company does not intend to include all of the requested Shares of Preferred Stock in the registration statement due to such advice received from the managing underwriter, if the Company includes in the registration statement any securities other than securities being offered by the Company for its own account, then the Company shall include any of the Shares of Preferred Stock requested to be included in such registration statement by the Eligible Holders and any such other securities on a pro rata basis and (ii) if the Company does not include all of the requested Shares of Preferred Stock in the registration statement, then, if requested by the Eligible Holders, the Company will within six months after the registration statement becomes effective file at its sole expense a new registration statement relating to those Shares of Preferred Stock which the Company did not include in the prior registration statement and the Company will use its best efforts to cause the registration statement to become effective as promptly as practical.

SECTION 10.   MISCELLANEOUS

     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 hereof may result in material irreparable injury to UBS or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, UBS or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 hereof. The
Company further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way materially conflict with and are not materially inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c)  Amendments  and  Waivers.   The  provisions  of  this
Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 4 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding Liquidated Preference amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company of its Affiliates).

     (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and UBS, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (e)  Notices.    All  notices  and  other  communications
provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Company under the Preferred Stock Register;
     and

          (ii)  if to the Company, to it c/o:

               Enserch Exploration, Inc.
               2500 City West Boulevard, Suite 1400
               Houston, Texas 77042
               Telecopier No.:  (281) 271-3416
               Attention:  Treasurer

               With a copy to:

               Akin, Gump, Strauss, Hauer & Feld, LLP
               1900 Pennzoil - South Tower
               711 Louisiana Street
               Houston, Texas 77002
               Telecopier No.:  (713) 236-0822
               Attention:  William D. Morris

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Upon the date of filing of the Shelf Registration Statement notice shall be delivered to UBS Securities LLC, on behalf of Holders (in the form attached hereto as Exhibit A) and shall be addressed to: Attention: James A. Ajello, 299 Park Avenue, New York, New York 10171-0026.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Subscription Agreement or the Certificate of Designations. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Subscription Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h)  Headings.   The  headings in this  Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED  IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW  YORK,
WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                EEX Capital Inc.



                                By:/s/ Joseph T. Leary
                                   -----------------------------
                                   Name:     Joseph T. Leary
                                   Title:    Vice    President,
                                             Finance and
                                             Treasurer


UBS Securities LLC



By: /s/ James A. Ajello
    ------------------------
    Name:  James A. Ajello
    Title: Managing Director


By: /s/ Jeffrey Donahue
    ------------------------
    Name:  Jeffrey Donahue
    Title: Director

                            EXHIBIT A

                       NOTICE OF FILING OF
                     REGISTRATION STATEMENT


To:       UBS Securities LLC
          299 Park Avenue
          New York, New York  10171-0026
          Attention:  _______________ (Compliance Department)
          Fax: (212) 821-3285

From:     EEX Capital Inc.
          Class  A Cumulative Perpetual Increasing Dividend
          Preferred Stock


Date:___, 199__

     For your information only (NO ACTION REQUIRED):

     Today,  ______, 199_, the Company filed a Shelf Registration
Statement  with  the  Securities and  Exchange  Commission.   The
Company anticipates the Registration Statement to be declared effective on or before _______________.